U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

American Capital Agency Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34057	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the "Board") of American Capital Agency Corp. (the "Company") amended Section 3.1 of the Second Amended and Restated Bylaws of the Company, effective December 12, 2011 (the "Bylaw Amendment"), to implement majority voting for the election of directors in uncontested elections. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaw Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Bylaw Amendment, the Board also adopted a director resignation policy (the "Resignation Policy") on December 12, 2011. Under the Resignation Policy, an incumbent director must tender his or her resignation to the Board if the director does not receive the required majority vote in an uncontested election. The Compensation and Corporate Governance Committee of the Board will then make a recommendation to the full Board to accept or reject the resignation. The Board will publicly disclose its decision within 90 days after receipt of the tendered resignation.

On December 12, 2011, the Board also made a clarifying amendment to each of the outstanding Restricted Stock Agreements (the "RSAs") entered into between Messrs. Couch, Davis, Dobbs and Harvey and the Company pursuant to the American Capital Agency Corp. Equity Incentive Plan for Independent Directors. Under the respective RSAs, each director's unvested shares immediately vest upon termination of his service to the Company for any reason, except in the event that the director terminates his service (other than due to his death or disability) or the director is removed for cause. In such instances, the director must forfeit his unvested shares. In connection with the adoption of the Resignation Policy, the Board amended the RSAs to clarify that a resignation submitted pursuant to the Resignation Policy does not constitute a termination of service by the director. As a result, a termination under the Resignation Policy is treated in the same manner as a director's failure to be re-elected to office. The foregoing summary of the amendment to the RSAs does not purport to be complete and is qualified in its entirety by reference to the complete text of the revised form RSA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
3.1	Amendment No. 1 to Second Amended and Restated Bylaws of American Capital Agency Corp., effective December 12, 2011
10.1	Form of Restricted Stock Agreement for independent directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: December 16, 2011	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President and Secretary